CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm of WP Large Cap Income Plus Fund, a series of the 360 Funds, we hereby consent to all references to our firm included in or made a part of this Post-Effective Amendment No. 35 under the Securities Act of 1933 and Post-Effective Amendment No. 36 under the Investment Company Act of 1940 to WP Large Cap Income Plus Fund’s Registration Statement on Form N-1A (File Nos. 333-123290 and 811-21726) including the references to our firm under the heading “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information of the Fund.

Abington, Pennsylvania
December 31, 2014